EXHIBIT A

          Statement of Filing Persons pursuant to Rule 13d-1(k)(1)(iii)


Each of Interwest Group, Inc., Anschutz Company, and Philip F. Anschutz ("Filing Persons") hereby agree that this Schedule 13D Amendment No. 3 is filed on behalf of each of the Filing Persons.




INTERWEST GROUP, INC.



By: /s/ THOMAS G. KUNDERT                       September 10, 1999
    ---------------------------                 --------------------------
    Thomas G. Kundert                           Date
    Treasurer




ANSCHUTZ COMPANY

By: Philip F. Anschutz
    Chairman

    By: /s/ THOMAS A. RICHARDSON                September 10, 1999
        -----------------------------------     --------------------------
        Thomas A. Richardson***                 Date
        Attorney-in-fact




PHILIP F. ANSCHUTZ


By: /s/ THOMAS A. RICHARDSON                     September 10, 1999
    -----------------------------------          --------------------------
    Thomas A. Richardson***                      Date
    Attorney-in-fact


*** Philip F. Anschutz executed a power of attorney that authorizes Thomas A. Richardson to sign this Amendment No. 5 to the Schedule 13D on his behalf as an individual and on his behalf as Chairman of Anschutz Company. A copy of the power of attorney was previously filed with the Securities and Exchange Commission as an Exhibit to a Form 4 filed on November 9, 1998, and is hereby incorporated by reference into this Amendment No. 5 to the Schedule 13D.